Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, 333-105536, 333-155884, 333-174429, and 333-197491) of Apache Corporation and in the related Prospectuses,

(2)	Registration Statements (Form S-4 Nos. 333-107934 and 333-166964) of Apache Corporation and in the related Prospectuses, and

(3)
Registration Statements (Form S-8 Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115, 333-170533, 333-175250, 333-178672, 333-190619, and 333-212237) of Apache Corporation;

of our report dated February 26, 2016, except for the effects of the retrospective application of a change in accounting principle as discussed in Note 1, as to which the date is August 4, 2016, with respect to the consolidated financial statements of Apache Corporation included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP

Houston, Texas
August 4, 2016